Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2023 Financial Results and Recent Business Highlights

Record revenue of $60.8 million led by PyroThin® revenues of $32.8 million, up 160% quarter-over-quarter

Delivered Q3 gross profit margins of 23%, a 6-percentage point improvement over the prior quarter

NORTHBOROUGH, Mass., Nov. 1, 2023 /PRNewswire/ -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen" or the "Company"), a technology leader in sustainability and electrification solutions, today announced financial results for the third quarter of 2023, and discussed recent business developments.

Total revenue for the third quarter of 2023 was $60.8 million, compared to $36.7 million in the third quarter of last year. Net loss was $13.1 million, compared to a net loss of $29.6 million in the third quarter of last year. Net loss per share was $0.19, compared to a net loss per share of $0.75 in the third quarter of last year.

Adjusted EBITDA for the third quarter of 2023 was $(7.3) million, compared to $(23.2) million in the third quarter of last year. A reconciliation of net loss to non-GAAP Adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights

  Record quarterly Company revenues of $60.8 million
  Achieved PyroThin thermal barrier revenues of $32.8 million in Q3, up 160% quarter-over-quarter
  Delivered Q3 gross profit margins of 23%, compared to 17% in Q2 2023 and 11% in Q1 2023
  Quarterly Adjusted EBITDA of $(7.3) million represents a $3.5 million, or 33%, improvement quarter-over-quarter
  Ended third quarter of 2023 with cash and equivalents of $94.6 million

"Our PyroThin product offering continues to gain commercial traction on the basis of our clearly differentiated and proprietary technology," commented Don Young, Aspen's President and CEO. "Our EV Thermal Barrier revenues increased by over 2.5X versus the prior quarter, and we anticipate this demand growth to continue throughout the remainder of the year and into 2024. We believe that our recent awards keep us on track to reach our goal of six confirmed OEM awards by the end of 2023, as we continue to diversify our customer base."

2023 Financial Outlook
Aspen updated its 2023 full year outlook as follows:

  Total revenue is expected to be greater than $225.0 million, as compared to the previous range of $200.0 million and $250.0 million
  Net loss is expected to range between $62.4 million and $52.4 million, as compared to the previous range of $85.0 million and $75.0 million
  Adjusted EBITDA is expected to range between $(40.0) million and $(30.0) million, as compared to the previous range of $(55.0) million and $(45.0) million
  Net loss per share is expected to range between $0.90 and $0.76, as compared to the previous range of $1.21 and $1.07
  Capital Expenditures are expected to be up to $175 million, as compared to previous range of up to $150 million, due to increased fabrication and assembly costs from accelerating PyroThin demand

The Company's 2023 outlook assumes depreciation and amortization of $15.3 million, stock-based compensation expense of $10.4 million, interest income of $3.3 million and weighted average shares outstanding of 69.4 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the 2023 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer noted, "Our third quarter performance reflects a productive step forward towards the financial results that we are working to deliver from our existing assets and commercial arrangements."

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2023, including those related to the planned capacity expansion, supply chain disruptions or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Conference Call and Webcast Notification
A conference call with Aspen management to discuss third quarter 2023 results and recent business developments will be held at 8:30 am ET on November 2, 2023. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "607116" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen's Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen's 2023 financial outlook. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen's 2023 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," "targets," "opportunity," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen's expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from the EV market and how it may enable a path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target revenue capacity and gross margins and Adjusted EBITDA margins; Aspen's expectations regarding the planned second manufacturing plant in Georgia ("Plant II"), the extended construction and commissioning timeframe for Plant II, Aspen's efforts to manage the construction of Plant II to align with our expectations of demand from EV customers, and the use of contract manufacturers to meet demand from Energy Industrial customers; beliefs about the general strength, weakness or health of Aspen's business; acceleration in demand; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen's business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen's business; beliefs about the role of Aspen's technology and opportunities in the electric vehicle market; beliefs about Aspen's ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen's electric vehicle opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen's ability to expand the market for PyroThin®, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen's thermal barrier design, prototype, quoting and assembly activities; and expectations about the cost of the capital projects, including Plant II. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan, inability to complete construction and commissioning the Plant II and to do so at a cost consistent with Aspen's estimates and aligned with Aspen's expectations of demand from our EV customers; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen's inability to create customer or market opportunities for, including PyroThin®; any other battery performance and safety products, battery materials or for other new products developed from Aspen's aerogel technology; any disruption or inability to achieve expected capacity levels in any of the three existing production lines in East Providence, RI or the Mexico assembly facility or at any contract manufacturer; any failure to enforce any of Aspen's patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading "Risk Factors" in Aspen's Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the Securities and Exchange Commission ("SEC") on March 16, 2023, as well as any updates to those risk factors filed from time to time in Aspen's subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC. Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2023	2022
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$94,643	$281,335
Restricted cash	320	1,226
Accounts receivable, net	54,413	57,350
Inventories	34,421	22,538
Prepaid expenses and other current assets	16,568	7,236
Total current assets	200,365	369,685
Property, plant and equipment, net	385,026	259,223
Operating lease right-of-use assets	17,400	11,990
Other long-term assets	2,355	2,518
Total assets	$605,146	$643,416
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,115	$54,728
Accrued expenses	16,694	16,003
Deferred revenue	5,463	5,846
Operating lease liabilities	1,986	2,368
Total current liabilities	61,258	78,945
Convertible note - related party	112,088	103,580
Operating lease liabilities long-term	21,987	13,456
Total liabilities	195,333	195,981
Stockholders' equity:
Total stockholders' equity	409,813	447,435
Total liabilities and stockholders' equity	$605,146	$643,416

ASPEN AEROGELS, INC. Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands, except share and per share data)

Revenue	$60,755	$36,706	$154,499	$120,753
Cost of revenue	46,945	43,065	127,196	130,111
Gross profit (loss)	13,810	(6,359)	27,303	(9,358)
Operating expenses:
Research and development	4,218	4,694	12,281	12,733
Sales and marketing	8,386	7,293	24,226	20,944
General and administrative	15,840	9,963	41,382	26,544
Total operating expenses	28,444	21,950	77,889	60,221
Loss from operations	(14,634)	(28,309)	(50,586)	(69,579)
Other income (expense)
Interest expense, convertible note - related party	(1,938)	(1,734)	(2,424)	(4,103)
Interest income, net	1,313	448	5,532	553
Income from Employee Retention Credits	2,186	-	2,186	-
Total other income (expense), net	1,561	(1,286)	5,294	(3,550)
Net loss	$(13,073)	$(29,595)	$(45,292)	$(73,129)
Net loss per share:
Basic and diluted	$(0.19)	$(0.75)	$(0.65)	$(2.03)
Weighted-average common shares outstanding:
Basic and diluted	69,317,805	39,533,695	69,243,843	36,047,879

Analysis of Cash Flow
The following table summarizes our cash flows for the periods indicated.

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023
	($ in thousands)
Net cash provided by (used in):
Operating activities	$(24,651)	$(7,680)	$(7,502)
Investing activities	(49,378)	(66,012)	(32,279)
Financing activities	(364)	142	126
Net (decrease) increase in cash	(74,393)	(73,550)	(39,655)
Cash, cash equivalents and restricted cash at beginning of period	282,561	208,168	134,618
Cash, cash equivalents and restricted cash at end of period	$208,168	$134,618	$94,963

Square Foot Operating Metric
The following chart sets forth Energy Industrial product shipments in square feet associated with recognized revenue.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands)

Energy Industrial product shipments in square feet	5,909	6,711	22,337	24,074

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Net loss to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands)
Net loss	$(13,073)	$(29,595)	$(45,292)	$(73,129)
Depreciation and amortization	4,550	2,531	10,757	6,692
Stock-based compensation	2,789	2,590	7,766	6,713
Other (income) expense	(1,561)	1,286	(5,294)	3,550
Adjusted EBITDA	$(7,295)	$(23,188)	$(32,063)	$(56,174)

For the 2023 full year financial outlook:

	Year Ending
	December 31, 2023
	Low	High
	(In thousands)
Net loss	$(62,400)	$(52,400)
Depreciation and amortization	15,300	15,300
Stock-based compensation	10,400	10,400
Other (income) expense	(3,300)	(3,300)
Adjusted EBITDA	$(40,000)	$(30,000)

CONTACT: Investor Relations & Media Contacts: Neal Baranosky, Phone: (508) 691-1111 x 8, nbaranosky@aerogel.com; Georg Venturatos / Jared Gornay, Gateway Group, ASPN@gateway-grp.com, Phone: (949) 574-3860